EXHIBIT 10.11

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is dated as of December 31, 2003 (the “Effective Date”) by and among Duke University (“Duke”), a North Carolina corporation, with offices at 2020 W. Main Street, Suite 101, Durham, NC 27705, and The Johns Hopkins University (“JHU”), a Maryland corporation, with offices at 3400 N. Charles Street, Baltimore, MD 21218-2695; and Alteris Therapeutics, Inc. (the “Licensee”), a Delaware corporation, with offices at 26 Spring Mill Drive, Malvern, Pennsylvania 19355. Duke and JHU are hereinafter sometimes referred to individually as a “Licensor” and collectively as the “Licensors.”

Recitals:

The Licensors jointly own certain patent rights, as more particularly described in this Agreement. The Licensors wish to grant to the Licensee, and the Licensee wishes to obtain from the Licensors, in the Field (as defined below) only, an exclusive, worldwide, non-royalty-bearing, fully paid-up license to use and commercially exploit only relevant claims pertaining to the Field contained in the patents listed in Exhibit A, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth below:

(a)                                       Affiliate. “Affiliate,” as applied to any person, shall mean any individual or corporation, firm, limited liability company, partnership, subsidiary or other entity, in whatever country organized, directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. The term “control” means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall not include the stockholders of the Licensee.

(b)                                       Field. “Field” shall mean any and all vaccines and immunization approaches to prevent, inhibit and/or treat tumor formation and/or progression. For avoidance of doubt, [*].

*  Confidential

(c)                                  Government Rights. “Government Rights” shall mean the rights of the U.S. Government under the Licensed Patents (as defined below) under the Bayh-Dole Act as set forth in 37 CFR § 401 and all laws, rules and regulations promulgated thereunder. It is understood and acknowledged that the Licensed Patents are subject to such Government Rights by virtue of the fact that the research from which the Licensed Patents arose was supported in part or in whole by funding by the U.S. Government.

(d)                                  Licensed Patents. “Licensed Patents” shall mean (i) the United States, foreign and international patents listed on Exhibit A, (ii) any of the respective renewals, divisions, continuations, continuation in part applications and continued prosecution applications (and their relevant international equivalents) of the patents listed on Exhibit A that contain any relevant claims pertaining to the Field, and (iii) any patents resulting from reissues, reexaminations or extensions, including patent term extensions (and their relevant international equivalents) of the patents and patent applications described in clauses (i) and (ii) above with relevant claims therein pertaining to the Field.

(e)                                  Licensed Product(s). “Licensed Product(s)” shall mean any process, service or product for use in the Field the manufacture, sale or use of which without a license from the Licensors would infringe any Valid Claim of a Licensed Patent.

(f)                                    Party. “Party” shall mean one of Duke, JHU and the Licensee; and “Parties” shall mean all of Duke, JHU and the Licensee.

(g)                                    Securities Act. “Securities Act” shall mean the Federal Securities Act of 1933, as amended, and any successor statute then in force.

(h)                                 Shares. “Shares” shall have the meaning set forth in Section 3.

(i)                                    Vaccine. “Vaccine” shall mean a macromolecule that induces an antigen-specific immune response for therapeutic or prophylactic purposes.

(j)                                    Valid Claim. “Valid Claim” shall mean a claim of any issued, unexpired United States or foreign patent, which shall not have been donated to the public, disclaimed, abandoned or held invalid or unenforceable against the Licensors, or either of them, by a court of competent jurisdiction in an unappealed or unappealable decision.

2.                                            LICENSE.

(a)                                         Grant of License. Subject to the Government Rights described in Section 2(b) below, the Licensors hereby grant to the Licensee an exclusive, worldwide, non-royalty-bearing, fully paid-up right and license, including the right to grant sublicenses, under the relevant claims of the Licensed Patents pertaining to the Field only, to research, develop, make, have made, use, market, promote, sell and otherwise commercially exploit Licensed Products for use in the Field only. This license shall terminate upon the expiration of the last to expire of the Licensed Patents unless terminated earlier pursuant to Section 9(b), 9(c) or 9(d).

(b)                                         Retention of Rights. Notwithstanding anything in this Agreement to the contrary, each of the Licensors hereby retains the right to use and practice the Licensed Patents for its non-commercial academic research, teaching and educational purposes at its respective facilities and in its affiliated research, teaching, clinical or educational functions without restriction and without payment of royalties or other fees. Furthermore, notwithstanding anything in this Agreement to the contrary, the Licensors shall each have the right to provide materials that are within the scope of the Licensed Patents to governmental laboratories and to non-profit institutions of higher learning and research solely for non-commercial purposes without restriction and without payment of royalties or other fees.

(c)                                  No Implied Licenses. The license granted under this Agreement shall not be construed to confer any rights upon the Licensee by implication, estoppel or otherwise as to any technology, patents, patent application or other property rights held by either of the Licensors (solely, or jointly with each other or other parties) not specifically set forth herein, regardless of whether such property rights are dominant or subordinate to any of the Licensed Patents.

(d)                                  Sublicenses. Any and all sublicenses granted under this Agreement shall be subject to the terms and conditions of this Agreement. Performance or satisfaction of any of the Licensee’s obligations under this Agreement by its sublicensee(s) shall be deemed performance or satisfaction of such obligations by the Licensee. The Licensee further agrees to provide the Licensors notice of any and all sublicenses of the rights granted to the Licensee under this Agreement and shall forward to the Licensors, subject to the confidentiality provisions contained in this Agreement, a copy of any and all fully-executed sublicense agreements promptly following their execution.

(e)                                  Compliance with Laws. The Licensee shall comply with all foreign and U.S. federal, state and local laws, regulations, rules and order applicable to the testing, production, transportation, packaging, labeling, export, sale and use of the Licensed Products. In particular, the Licensee shall be responsible for assuring compliance with all U.S. export laws and regulations applicable to the license granted under this Agreement.

(f)                                        Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, the Licensee shall mark all Licensed Products in accordance with applicable patent marking laws.

(g)                                     Manufacture in the U.S. To the extent required under the Bayh-Doyle Act as set forth in 37 CFR § 401 and all laws, rules and regulations promulgated thereunder, the Licensee agrees that any and all Licensed Products sold in the United States shall be manufactured substantially in the United States unless the Licensee (and/or its Affiliate(s), and/or sublicensee(s), as the case may be) has obtained a waiver to such requirement from the appropriate U.S. governmental body.

(h)                                 Due Diligence. The Licensor shall make good faith efforts to commercialize the Licensed Patents in the Field, such efforts to include the achievement of the following performance milestone events by the respective times set forth:

(i)                                       Completion of financing of not less than $3.0 million within two (2) years after the Effective Date to advance development of Licensed Products in the Field.

(ii)                                  Completion of pre-clinical safety and toxicity of a candidate Licensed Product within three (3) years of the Effective Date.

(iii)                              Submission of an NDA to the U.S. Food and Drug Administration (or equivalent filing to a non-U.S. regulatory body) for a candidate Licensed Product within seven (7) years after the Effective Date.

Failure to achieve any of the above performance milestone events by the time set forth above will constitute breach of this Agreement under Section 9(b).

3.                                       CONSIDERATION.

(a)                                   Issuance of Shares. In consideration of the license granted to the Licensee under this Agreement, the Licensee is paying to the Licensors a one-time license fee payable by the issuance as of the Effective Date to the Licensors of 41,666 shares of the Licensee’s Common Stock (the “Shares”), of which 20,833 Shares shall be issued in the name of “Duke University” and 20,833 Shares shall be issued in accordance with the written designation of JHU. Each designee of JHU shall execute an investment representation letter containing market standoff agreements and investment representations similar to those set forth in Sections 3(b) and 6(a)(iv) of this Agreement.

(b)                                   Agreements Regarding Shares. Each of the Licensors agrees that it shall be subject to and shall enter into all stockholder agreements, holdback agreements and related documents as shall be required of the other holders of the Licensee’s Common Stock from time to time in the future. Each of the Licensors hereby further agrees that, to the extent requested by the Company or any managing underwriter of the Company, such Licensor will not sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of (other than to donees who agree to be similarly bound): (i) at least fifty (50%) of the Shares during a period up to three hundred sixty (360) days following the effective date of a registration statement of the Company filed under the Securities Act for the Company’s initial public offering, (ii) any of the Shares during a period up to one hundred eighty (180) days following such effective date, or (iii) any of the Shares during a period up to ninety (90) days following the effective date of any subsequent public offering (or such shorter period as the Company or managing underwriter may authorize); provided, however, that the preceding restrictions shall apply to the Licensors only to the same extent, if any, that such restrictions apply to all directors, officers and holders of at least 5% of the Licensee’s common stock at the time. Each of the Licensors shall enter into customary lock-up agreements as is reasonably requested by the Licensee or any underwriter with respect to the Shares; provided, however, that such lock-up agreements shall apply to the Licensors only to the same extent, if any, that the subject lock-up agreements apply to all directors, officers and holders of at least 5% of Licensee’s common stock at the time.

4.                                      PATENT MAINTENANCE. The Licensors shall maintain, at the Licensors’ cost, all Licensed Patents using counsel chosen by the Licensors. The Licensors shall provide the Licensee with copies of all relevant documentation about maintenance of such Licensed Patents, but only to the extent that they are related to the Field. In the event that the Licensors decide not to maintain any U.S. or foreign patent with Licensed Patents in the Field or to apply for any extension (including a patent term extension), reissue or renewal pertaining thereto which may be reasonably available, or decides to agree to a material limitation of any such Licensed Patent in the Field, the Licensors shall provide all relevant information to the Licensee at least sixty (60) days before the deadline for action in the U.S. Patent and Trademark Office or corresponding foreign patent office. In that event, the Licensee may request that the Licensors pursue such action at Licensee’s expense, whereupon the Licensors shall promptly do so.

5.                                        CONFIDENTIALITY. In the course of performing this Agreement, one Party may disclose to another Party or receive information from another Party relating to the subject matter of this Agreement, which information shall be considered to be the disclosing Party’s Confidential Information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement or with the disclosing Party’s written consent, any other Party’s Confidential Information. The recipient of Confidential Information shall exercise reasonable commercial efforts commensurate with recipient’s efforts to protect recipient’s own proprietary and/or confidential information to prevent the disclosure of any other Party’s Confidential Information to any third party and shall limit internal dissemination of Confidential Information within the recipient’s own organization to individuals whose duties justify the need to know such information, and then only provided that there is a clear understanding by such individuals of their obligation to maintain the confidentiality of such information and to restrict its use solely to the purpose specified herein. However, this provision shall in no way limit either Licensor’s ability to divulge information on its own technology to interested parties in any manner either Licensor sees fit. The foregoing provisions notwithstanding, Confidential Information of the other Party may be disclosed to the extent it is required in a regulatory filing with the U.S. Food and Drug Administration or any similar foreign regulatory agency and to the extent it is required during any official proceeding before a court or governmental agency. For the purposes of this Agreement, Confidential Information shall not include such information that: (i) was known to the receiving Party at the time of disclosure as evidenced by written documents; (ii) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement; (iii) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; (iv) was developed independently by the receiving Party without reference to any of the other Party’s Confidential Information, as evidenced by written documents; or (v) is disclosed pursuant to any judicial or government request, requirement or order, provided that the party so disclosing takes reasonable steps to provide the other party sufficient prior notice in order to contest such request, requirement or order and provided that such disclosed confidential information otherwise remains subject to the obligations of confidentiality set forth in this section. The obligations of confidentiality and restricted use on the receiving Party for each respective disclosure of Confidential Information shall continue for five (5) years after the date on which such Confidential Information is disclosed.

6.                                             REPRESENTATIONS.

(a)                                         Representations of the Licensors. As a material inducement to the Licensee to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Licensors, as to itself, makes the following representations to the Licensee. For purposes of Section 6(a)(i) and 6(a)(ii), the “knowledge” of a Licensor with respect to a matter shall mean the knowledge of any of the employees of such Licensor responsible for the oversight or management of the Licensed Patents, or any of them.

(i)                                     To the best of the knowledge, without inquiry, of the Licensors, the Licensors are the exclusive owners of the Licensed Patents and, except as expressly stated in this Agreement, each Licensor has the unqualified right to enter into this Agreement, to grant the licenses provided hereunder and to perform its obligations hereunder, and, to the best of the knowledge, without inquiry, of the Licensors, to do so will not violate or conflict with any term or provision of any agreement, instrument, statute, rule, regulation, order or decree to which the respective Licensor is a party or by which such Licensor is bound.

(ii)                                  To the best of the knowledge, without inquiry, of the Licensors, as of the Effective Date, there is no third party using or infringing all or any portion of the Licensed Patents in the Field in derogation of the rights granted to the Licensee in this Agreement.

(iii)                               EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 6(a)(i) AND 6(a)(ii) ABOVE, NEITHER LICENSOR MAKES ANY REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND. IN PARTICULAR THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE LICENSED PATENTS IN THE FIELD WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IT IS UNDERSTOOD AND AGREED THAT IT SHALL BE THE RESPONSIBILITY OF THE LICENSEE (AND/OR ITS AFFILIATE(S) AND/OR ITS SUBLICENSEE(S), AS THE CASE MAY BE) TO SECURE RIGHTS UNDER ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS THAT MAY BE REQUIRED TO PRACTICE THE LICENSED PATENTS IN THE FIELD AND TO MAKE, USE, SELL, OFFER, DISTRIBUTE AND/OR COMMERCIALIZE THE LICENSED PRODUCTS. IN ADDITION, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY EITHER LICENSOR OF THE VALIDITY OF ANY OF THE PATENTS IN THE LICENSED PATENTS OR THE ACCURACY, SAFETY, EFFICACY OR USEFULNESS, FOR ANY PURPOSE, OF ANY OF THE LICENSED PATENTS. NEITHER LICENSOR SHALL HAVE ANY OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE DESIGN, PRODUCTION, MANUFACTURE, TESTING, MARKETING, OFFERING, LEASE OR SALE OF ANY LICENSED PRODUCT. FURTHER, NEITHER LICENSOR SHALL HAVE ANY LIABILITY WHATSOEVER TO LICENSEE OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

(x)                                   the design, production, manufacture, use, testing, practice, marketing, lease, offering for sale or sale of any Licensed Product;

(y)                                 the use of the Licensed Patents in the Field; or

(z)                                   any advertising or other promotional activities with respect to any of the foregoing.

(iv)                              Each Licensor acknowledges that the Shares are being issued under the exemption from registration provided by Section 4(2) of the Securities Act and that the Shares have not been registered under the Securities Act or the securities laws of any jurisdiction. Each Licensor, as to itself, represents, warrants and acknowledges as follows: the Licensor is an “accredited investor,” as defined in Regulation D under the Securities Act; there are substantial restrictions on the transferability of the Shares and there is no public market for the Shares, and therefore it may not be possible to liquidate the Shares in the case of emergency; the Licensor has no contract, understanding, undertaking, agreement or arrangement, formal or informal, to sell, transfer or pledge to any person the Shares or any part thereof; and the Licensor consents to the placement of restrictive legends on the stock certificates representing the Shares, which will be in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TO A MARKET STAND-OFF RESTRICTION BETWEEN THE COMPANY AND THE SHAREHOLDER IN CONNECTION WITH THE COMPANY’S INITIAL PUBLIC OFFERING AND ANY SUBSEQUENT REGISTERED OFFERING. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)                                  Representations of the Licensee. As a material inducement to the Licensors to enter into this Agreement and to consummate the transactions contemplated hereby, the Licensee hereby represents to the Licensors that the Licensee has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and to do so will not violate or conflict with any term or provision of any agreement, instrument, statute, rule, regulation, order or decree to which the Licensee is a party or by which the Licensee is bound.

7.                                           INDEMNIFICATION; INSURANCE.

(a)                                  Indemnification by the Licensee. Subject to compliance by the applicable Licensor’s Indemnitee (as defined below) with its obligations set forth in Sections 7(b) and 7(c), the Licensee shall defend, indemnify and hold the Licensors and their respective Affiliates, and the respective directors, officers, employees, faculty, and students and agents of the Licensors and their Affiliates (collectively, the “Licensors’ Indemnities”), harmless from and against any and all liability, claims, demands, damages, deficiencies, losses and expenses (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) arising out of, relating to or resulting from this Agreement, including, but not limited to (i) the development, manufacture, use, marketing, promotion or sale of any Licensed Products by the Licensee and/or its Affiliates and/or its sublicensees; (ii) the breach by the Licensee of any of its representations, warranties and covenants contained in this Agreement; and (iii) any Claims that a Licensed Product and/or practice of the Licensed Patents infringes the intellectual property of a third party; provided, however, that the foregoing indemnity shall not apply to Claims to the extent that they (x) are based upon, arise out of or otherwise relate to a material breach of the obligations or representations of either or both Licensors; (y) are based upon, arise our of or otherwise relate to the gross negligence or willful misconduct of any Licensors’ Indemnities; or (z) pertain solely to the activities of the Licensors’ respective employees, faculty, students and/or agents in their performance of their respective Licensor research responsibilities at the respective Licensor’s facilities (excluding any research responsibilities such individuals may have as a result of an association each may have with the Licensee, its Affiliates, and/or its sublicensees).

(b)                                   Notice. Promptly after receipt by a Licensors’ Indemnitee of written notice of the commencement of any claim, suit, demand, judgment, action, investigation or proceeding for which indemnification is sought under this Agreement, such Licensor’s Indemnitee shall provide written notice to the Licensee; provided, however, the failure to provide such notice shall not relieve the Licensee of any of its obligations hereunder except to the extent it is prejudiced by such failure.

(c)                                   Defense. The Licensee shall control the defense and settlement of a Claim, except that the applicable Licensor’s Indemnitee may assume such defense upon written notice to the Licensee, whereupon the obligation of the Licensee to pay the attorneys’ fees and legal expenses of such Licensor’s Indemnitee shall cease immediately upon such election. If the Licensee defends such action, it shall not enter into any resolution or other compromise of such action unless it (i) pays in cash or posts an adequate bond for the payment of the amount of such resolution or other compromise and obtains a complete release of the appertaining Licensor’s Indemnitee or (ii) obtains the prior written consent of appertaining the Licensor’s Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Licensor’s Indemnitee defends such action, the Licensor’s Indemnitee shall not enter into any resolution or other compromise of such action unless the Licensor’s Indemnitee obtains the consent of the Licensee, which consent shall not be unreasonably withheld or delayed. The Party defending the action shall keep the other Parties informed on an ongoing basis of the status thereof, and shall deliver to such other Parties copies of all documents relating to the action as the other Parties may reasonably request. The Party assuming such defense shall receive from the other Parties all necessary and reasonable cooperation in the defense the action including, but not limited to, the services of employees of such other Parties who are familiar with the events or circumstances out of which the action may have arisen.

(d)                                        Insurance. The Licensee shall purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to, a policy of product liability insurance and a policy of general insurance in such amounts as is reasonably sufficient and commercially reasonable to protect against its liability under Section 7(a). At such time as any Licensed Product is being commercially distributed or sold by the Licensee, the Licensee shall acquire and shall maintain throughout the term of this Agreement and for ten (10) years after termination of this Agreement a product liability insurance policy that insures all claims, damages, losses and expenses relating to the Licensed Product indemnified pursuant to Section 7(a); which includes a contractual endorsement providing product liability coverage for all liability that may be incurred by a Licensor’s Indemnitee under this Agreement and provides coverage for all liability that may be incurred by a Licensor’s Indemnitee under this Agreement and provides coverage in an amount no less than $2,000,000 per occurrence for bodily injury and $1,000,000 per occurrence for property damage, subject to a reasonable aggregate amount provided that these amounts do not in any way limit liability of the Licensee under Section 7(a). The Licensors shall each have the right to ascertain from time to time that any required coverage under this Section 7(d) exists, such right to be exercised by each of the Licensors in a reasonable manner.

8.                                       INFRINGEMENT. In the event that a Party obtains knowledge of any infringement by a third party of any Licensed Patent in the Field, such Party shall inform the other Parties promptly of such infringement and provide the other Parties with the evidence it has of such infringement. The Licensee shall have the right but not the obligation to prosecute at its own cost and expense any claim of infringement of the any Licensed Patent in the Field. If the Licensee does not commence action against an infringer of Licensed Patents within the Field within ninety (90) days after learning of the infringement, the Licensors may solely or jointly, at their discretion, commence action against the infringer. At the reasonable request of the Party(ies) filing suit, the other Party(ies), at the expense of the filing party, shall provide reasonable assistance, including, without limitation, permitting the use of their respective names in all suits and signing all necessary documents if appropriate to the situation. Any recovery in any action brought in accordance with this section shall be retained by the Party bringing the action.

9.                                       TERM AND TERMINATION.

(a)                                      Term. Unless sooner terminated as provided in this Agreement, this Agreement shall continue in effect until date of the expiration of the last to expire of the Licensed Patents, including any renewals and extensions thereof.

(b)                                      Termination by the Licensor. Each Licensor shall have the right to terminate this Agreement upon written notice to the Licensee upon a breach by the Licensee of any material term of this Agreement that is not cured within sixty (60) days after the Licensee’s receipt from the Licensor(s) of written notification of such breach.

(c)                                      Termination by the Licensee. The Licensee shall have the right to terminate this Agreement at any time upon ninety (90) days’ written notice to the Licensors.

(d)                                      Termination in the Event of Bankruptcy. If, during the term of this Agreement, the Licensee shall become bankrupt or insolvent of if the business of the Licensee shall be placed in the hand of a receiver or trustee, whether by voluntary act of the Licensee or otherwise, or if the Licensee shall cease to exist as an active business, this Agreement shall terminate immediately upon written notice from the Licensor(s).

(e)                                          Other Termination. Either the Licensors or the Licensee shall have the right to terminate this Agreement immediately upon written notice to the other party in the event that any representation of the other party shall be determined to have been untrue in any material respect at the time that it was made.

(f)                                            Rights upon Termination. In the event this Agreement is terminated for any reason, there will be no return of any payments made to the Licensors under this Agreement, including, but not limited to, the equity issued pursuant to Section 3. Furthermore, within thirty (30) days after the effective date of any such termination, the Licensee shall return or destroy all drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models pertaining directly to the Licensed Patents. Notwithstanding anything to the contrary set forth in this Section 9, upon termination of this Agreement for any reason, the Licensee shall have six (6) months and only six (6) months from the effective date of such termination to: (i) complete the manufacture of any Licensed Products not completed as of the effective date of termination and sell such completed Licensed Products and any Licensed Products maintained by the Licensee in its inventory at the time of such termination and (ii) complete any then outstanding contractual commitment in effect that requires the use of any Licensed Patent in the Field.

10.                               MISCELLANEOUS.

(a)                                  Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the license granted hereunder and supersedes any prior understandings and agreements between and among the Parties respecting such subject matter.

(b)                                   Amendments and Waivers. This Agreement may be amended and supplemented only by a written instrument duly executed by each of the Parties. No provision of this Agreement may be waived except by a written instrument signed by the Party(ies) hereto sought to be bound. No failure or delay by any Party in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion will not be deemed a waiver of any other light or remedy, or a waiver on any subsequent occasion.

(c)                                   Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

(d)                                   Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof to the fullest extent permitted by law.

(e)                                   Remedies. Each of the Licensors and the Licensee stipulates that the remedies at law in the event of any default or threatened default in the performance of or compliance with any of the terms of this Agreement may not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for specific performance of any agreement contained herein or by an injunction against any violation of any terms hereof or otherwise.

(f)                                          Notices. All notices and other communications hereunder shall be in writing and shall be given to the person either personally or by sending a copy thereof by certified U.S. mail, postage prepaid and return-receipt requested, or by an overnight courier service guaranteeing next-day delivery, charges prepaid, to such person’s address, as specified below. All notices shall be deemed to have been given to the person entitled thereto when received.

If to the Licensors, to:                                                                           Duke University

For delivery via the U.S. Postal Service

University Office of Science and Technology

Duke University

Attention: Agreement Coordinator

Box 90083

Durham, NC 27708 USA

For delivery via nationally/internationally recognized courier

University Office of Science and Technology

Duke University

Attention: Agreement Coordinator

2020 West Main Street, Suite 10

Durham, NC 27705 USA

and

The Johns Hopkins University

Licensing and Technology Development

The Johns Hopkins University

100 North Charles Street, Fifth Floor

Baltimore, MD 21202

Attention: Director

With a copy to (if of a legal nature):

Office of University Counsel

Duke University

2400 Pratt Street, Suite 4000

Durham, North Carolina 27710

If to the Licensee, to:

Alteris Therapeutics, Inc.

26 Spring Mill Drive

Malvern, PA 19355

Attention: President

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the person entitled to receive such notice.

(g)                                 Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party(ies), except that, without such consent: (i) the Licensee may assign all or any part of its rights and obligations hereunder to an Affiliate of the Licensee; (ii) the Licensee may assign its rights and delegate its duties under this Agreement (A) to the assignee or transferee of any substantial portion of the assets or any line of business of the Licensee relating to the Field or (B) by way of merger or consolidation of the Licensee with another person; and (iii) a Licensor may assign all or any part of its rights and obligations hereunder to an Affiliate of such Licensor.

(h)                                 Successors and Assigns. This Agreement shall bind, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties.

(i)                                    Governing Law and Jurisdiction.

(i)                                     This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, excluding its choice of laws provisions, and except for questions regarding patents, which shall be resolved in the courts having jurisdiction over the patents in question and in accordance with the laws applicable to such patents.

(ii)                                  With respect to any claim arising out of this Agreement, each Party irrevocably submits to the exclusive jurisdiction of the courts of Chester County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania. Each Party irrevocably waives any objection that it may have at any time to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court set forth in the previous sentence and irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party. The Parties agree that service of process upon any Party in any such suit, action or proceeding shall be deemed in every respect effective service or process if given as provided in Section 10(f).

(j)                                    Dispute Resolution. In the event that a Party to this Agreement perceives the existence of a dispute with the other Parties concerning any right or duty provided for herein, the Parties shall, as soon as practicable, confer in an attempt to resolve the dispute. In the event that resolution of the dispute is not forthcoming, the Parties shall consult with a view toward submitting the dispute to mediation or arbitration under mutually acceptable terms. There is no enforceable obligation to enter into mediation or arbitration conferred by this Section 10(j). Any such mediation or arbitration, if entered into, shall be conducted under the procedures of the American Arbitration Association before a panel of at least three arbitrators or mediators who are experienced in biotechnology, of which the Licensors and the Licensee may each select one arbitrator and the third arbitrator shall be selected by the other two arbitrators and shall be registered to practice before the U.S. Patent and Trademark Office.

(k)                                No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and then-successors and permitted assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other person.

(l)                                    Independent Contractors. It is expressly understood and agreed that the Licensors and the Licensee are independent contractors; neither of the Licensors nor the Licensees shall be deemed the agent of the other for any purpose whatsoever, and neither of the Licensors nor the Licensees shall have authority to enter into any contract or agreement, assume any obligation or make any warranty or representation for or on behalf of the other. Nothing in this Agreement shall be deemed to create or constitute a partnership or joint venture between either or both of the Licensees and the Licensors.

(m)                              Survival. All of the provisions of this Agreement that by their terms are to be performed or that otherwise are to endure after the termination of this Agreement shall survive the termination of this Agreement and shall continue in effect for the respective periods therein provided or contemplated.

(n)                                 Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same agreement. The execution of this Agreement and any such amendment or supplement by any Party shall not become effective until counterparts have been executed by both Parties.

(o)                                  Further Assurances. At the request of any Party, the other Party(ies) shall execute and deliver from time to time such further instruments and shall provide reasonable cooperation in such proceedings or actions as shall be necessary or reasonably appropriate to effectuate the purposes of this Agreement. The executions, deliveries and cooperation of each Party under this Section 10(o) shall be without further consideration and at such Party’s expense.

(p)                                  Use of a Party’s Name. None of the Parties will, without the express, prior written consent of the appertaining Party(ies): (i) use in advertising, publicity, press release, promotional activity or otherwise, any trade name, trademark, trade device, service mark, image, icon, symbol or abbreviation thereof, owned by the other Party; or (ii) represent, either directly or indirectly, that any product of service of another Party is a product or services of the representing Party(ies) or that it is made in accordance with or utilizes information or document of another Party; or (iii) use the name or image of any employee, student, faculty member or agent of another Party in any publication, advertising, press release, promotional activity or otherwise.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives.

DUKE UNIVERSITY

	By:	/s/ Robert L. Taber
Robert L. Taber, Ph.D.
Vice Chancellor
Office of Science and Technology
Development

THE JOHNS HOPKINS UNIVERSITY

William P. Tew, Ph.D.		By:	[ILLEGIBLE]
Associate Provost, Johns Hopkins University
Assistant Dean, School of Medicine		Title:
Licensing and Technology Development
ALTERIS THERAPEUTICS, INC.

		By:	[ILLEGIBLE]

		Title:	President

EXHIBIT A

Licensed Patents

[*]

*  Confidential

A-1